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                                      PROXY

                 SOLICITED ON BEHALF OF ULTIMA ENERGY TRUST FOR
                  THE ANNUAL AND SPECIAL MEETING OF UNITHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 4, 2004

        The undersigned holder (the "Ultima Unitholder") of trust units ("Ultima Units") of Ultima Energy Trust ("Ultima") hereby appoints S. Brian Gieni, President and Chief Executive Officer and a director of Ultima Ventures Corp. ("UltimaCo"), Ultima Energy Inc. ("Ultima Energy"), Ultima Acquisitions Corp. ("AcquireCo") and Ultima Management Inc. (the "Manager"), or failing him Gary Lee, a director of UltimaCo, Ultima Energy, AcquireCo and the Manager, or instead of either of the foregoing, __________________________________, as proxyholder, with power of substitution, to attend and to act for and on behalf of the undersigned Ultima Unitholder at the annual and special meeting (the "Meeting") of Ultima Unitholders to be held on Friday, June 4, 2004, at 10:30 a.m. (Calgary time), and at any adjournment thereof and at every poll which may take place in consequence thereof upon the matters which may come before the Meeting, and the undersigned hereby revokes any prior proxy appointing a proxyholder for the undersigned at the Meeting or any adjournment thereof.

        The proxyholder identified above is instructed to vote as specified below:

1. FOR ____ or WITHHOLD FROM VOTING FOR ____ the election of those persons named as proposed directors of UltimaCo in the Proxy Statement and Information Circular of Ultima dated April 30, 2004 (the "Information Circular").

2. FOR ____ or WITHHOLD FROM VOTING FOR ____ the election of those persons named as proposed directors of AcquireCo in the Information Circular.

3. FOR ____ or WITHHOLD FROM VOTING FOR ____ the appointment of the auditors of Ultima, Ultima Ventures Trust, UltimaCo and AcquireCo named in the Information Circular.

4. FOR ____ or AGAINST ____ the adoption of the special resolution, the text of which is set out in Appendix "A" to the Information Circular to approve the merger (the "Merger") of Ultima and Petrofund Energy Trust ("Petrofund"), on the basis that each Ultima Unitholder would receive
         0.442 of a trust unit of Petrofund in exchange for each Ultima Unit, on the terms and conditions described in the Information Circular, and to effect all other transactions ancillary, or which are necessary, to implement the Merger as described in the Information Circular, including, without limitation, the payment of a one-time special distribution by Ultima in the aggregate amount of $10 million.

5. On any other matters that may properly come before the Meeting in such manner as the said proxyholder may see fit.

        The Ultima Units represented by this proxy will be voted or withheld from voting on any motion, by ballot or otherwise, in accordance with any indicated instructions. In the absence of any instructions above, the Ultima Units represented by this proxy will be voted at the Meeting FOR the resolutions referred to in items 1, 2, 3 and 4 above.

                              - PLEASE TURN OVER -


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                                      -2-

        If any amendment or variation to the matters identified in the notice of meeting which accompanies this proxy is proposed at the Meeting or at any adjournment thereof, or if any other matters properly come before such meeting or any adjournment thereof, this proxy confers discretionary authority to vote on any such amendment or variation or such other matters according to the best judgment of the appointed proxyholder.

        DATED this ______day of ___________________, 2004.*



                                        ----------------------------------------
                                        Signature of Ultima Unitholder **


                                        ----------------------------------------
                                        Please Print Name

                                        *     If this form of proxy is not
                                              dated, it is deemed to bear the
                                              date on which it is mailed on
                                              behalf of Ultima.

                                        **    This form of proxy must be dated
                                              and signed by the Ultima
                                              Unitholder, whose name must appear
                                              exactly as it is shown on the
                                              affixed label, or his attorney in
                                              writing or, if the Ultima
                                              Unitholder is a body corporate, it
                                              must be executed under its
                                              corporate seal or by an officer or
                                              attorney thereof duly authorized.
                                              Persons signing as officers,
                                              attorneys, executors,
                                              administrators, trustees, etc.,
                                              should indicate and provide
                                              satisfactory evidence of such
                                              authority. If Ultima Units are
                                              held jointly, any one of the joint
                                              Ultima Unitholders may sign this
                                              form of proxy.

                                        An Ultima Unitholder has the right to
                                        appoint a proxyholder other than the
                                        persons designated in this form of proxy as his nominee to attend and act for him and on his behalf at the Meeting. An Ultima Unitholder desiring to appoint some other person as his or her representative at the Meeting may do so by either: (i) crossing out the names of the management nominees AND legibly printing the other person's name (who need not be an Ultima Unitholder) in the blank space provided for that purpose on the flip side of this form of proxy; or
                                        (ii) completing another valid form of
                                        proxy.

                                        Ultima Unitholders who are unable to
                                        attend the Meeting are requested to
                                        complete this form of proxy and return
                                        it to Computershare Trust Company of
                                        Canada, the transfer agent for Ultima,
                                        by mail or facsimile to Computershare
                                        Trust Company of Canada, 100 University
                                        Avenue, 9th Floor, Toronto, Ontario, M5J
                                        2Y1 (a self-addressed envelope is
                                        enclosed), fax number: 905-771-4414. In
                                        order to be valid, proxies must be
                                        received by Computershare Trust Company
                                        of Canada at least 24 hours, excluding
                                        Saturdays, Sundays and holidays, prior
                                        to the time of the Meeting or any
                                        adjournment thereof.